SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

June 28, 2004

Community National Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	000-33157	31-1724230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

1400 East Second Street, Franklin, Ohio	45005-1898
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 746-1520

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

Community National Corporation (NASDAQ:  CMNC.OB) today announced that its wholly owned subsidiary, Community National Bank, has completed the purchase of branches located in Carlisle and Middletown, Ohio from The First National Bank of Germantown, Germantown, Ohio.  Included in the purchase was approximately $7.8 Million in deposits and certain fixed assets and real property.

Community National Corporation is a locally owned and operated one-bank holding company headquartered in Franklin, Ohio.

For more information, contact Paul J. Scheuermann at (937) 746-1520.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL CORPORATION

Date: June 28, 2004	By: /s/ Paul J. Scheuermann
Paul J. Scheuermann President